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                                                                   EXHIBIT 10.01

                    LEAVE OF ABSENCE AND SEVERANCE AGREEMENT
                    ----------------------------------------
                         (PRESENTED: FEBRUARY 24, 1999)

This Leave of Absence and Severance Agreement hereafter, (the "Agreement") is made and entered into as of March 1, 1999, by, and between Kellogg Company, a Delaware corporation ("the Company"), and Donald W. Thomason an individual ("Employee").

PURPOSE
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The purpose of this Leave of Absence and Severance Agreement is to set forth the arrangements with respect to Employee's resignation as an officer of the Company, and its subsidiaries, divisions and affiliates, and related matters, effective August 1, 1999. As of that date, Employee is relieved of all his titles, duties, responsibilities, and authority as an officer and otherwise with respect to the Company.

TERMS AND CONDITIONS
--------------------


    A. As more fully provided herein below, the salary continuation payments described herein are in consideration of Employee's release of any and all cause or causes of action he has, has had, or may have against the Company and also in consideration of Employee's agreement not to compete.

         Commencing March 1, 1999 and continuing through April 30, 1999, Employee shall receive his regularly scheduled salary payments. Commencing May 1, 1999 and ending July 31, 1999, (i.e., last day worked), Employee will receive salary continuation payments of $265,867 (two hundred sixty-five thousand, eight hundred sixty-seven dollars) per month. On August 1, 1999 Employee shall receive a residual severance payment of $259,896.69 (two hundred fifty-nine thousand, eight hundred ninety-six dollars and sixty-nine cents). Commencing August 1, 1999, Employee shall begin receiving retirement benefits from the Kellogg Company tax qualified, Excess Benefit and Supplemental Retirement Plans, estimated today to be $348,552.16 (three hundred forty-eight thousand, five hundred fifty-two dollars and sixteen cents) per year as determined by single life annuity amounts. The amounts payable to Employee under this Agreement are in lieu of any amounts which may be payable to Employee for termination pay, including but not limited to, any prior agreement and/or standard severance (i.e., one week per year of service) policy. Employee expressly waives any right to request a lump sum payment option for any portion of his annual pension benefits in excess of $75,000 (seventy-five thousand dollars) per year.

         Usual and customary withholding for tax purposes will be withheld from all monthly salary continuation payments and from any other payments made to Employee, to the extent required by law. All tax liability, with respect to any and all payments or services received by Employee under this Agreement (other than employer withholding and


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         employer payroll taxes), will be Employee's responsibility. It is understood that the monthly salary continuation payments as provided in this Agreement shall continue to be made to Employee whether or not Employee secures new employment subject to the non-compete provision of this Agreement.

    B. Within sixty (60) days of the last day worked (i.e., July 31, 1999), the Company will pay to Employee that sum which is equivalent to all unused, earned, accrued prorated vacation of Employee as of the last day worked. Employee shall not be entitled to any future vacation pay accruals from and after the last day worked.

    C. Employee will be eligible to participate in the Second Restated Kellogg Company Salaried Savings and Investment Plan, subject to the terms and provisions thereof, including any amendment or alteration thereof after the date of this Leave of Absence and Severance Agreement, throughout Employee's leave of absence. Usual and customary withholding for personal designated deductions, including participation in such Savings Plan, will be withheld throughout Employee's leave of absence.

    D. Employee's right to exercise nonqualified stock options that Employee received pursuant to the Company 1982 Stock Option, the 1991 Key Employee Long-Term Incentive Plan, and the Kellogg Company Bonus Replacement Stock Option Plan, will be administered in accordance with and be subject to the respective provisions of those Plans, and shall continue so long as Employee is employed by the Company and for such period of time as provided by such Plans upon Employee's retirement. The ability to utilize the accelerated ownership feature of the Plans shall continue through August 15, 1999.

    E. The Company will continue Employee's coverage under the existing Company Executive Survivor Income Plan, based upon Employee's compensation rate defined under this Agreement for the purposes of the Plan as $726,090 (seven hundred twenty-six thousand and ninety dollars).

    F. Group Term Insurance coverage provided during this leave of absence shall be calculated by using a base pay amount of $470,000 (four hundred seventy thousand dollars).

    G. Employee hereby irrevocably elects to retire August 1, 1999 and shall be eligible for pension benefits through Kellogg Company Salaried Pension Plan, the Kellogg Company Excess Benefit or Supplemental Retirement Plan as amended by the February 10, 1998 Participation Agreement (collectively the "Pension Plans"). Employee will be eligible for annual pension benefits based upon Employee's highest consecutive three-year earnings during his last ten years of employment with the Company, i.e., average pay for 1997 - 1999 equals $726,090 (seven hundred twenty-six thousand and ninety dollars). At the time Employee elects to begin receiving such benefits, he should contact the Employee Benefits Department of the Company.

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    H.   Except as otherwise provided herein, benefits for Employee and his eligible dependents, as outlined in "A Guide To Your Medical/Mental/Prescription Drug Benefits" effective 1995, and under the Executive Income Survivor Plan, subject to the respective terms and provisions thereof, including any amendment or alteration thereof after the date of this Agreement, will be continued for Employee as an "employee", (i.e., or on leave of absence) and, to the extent provided in such plans, upon Employee's retirement. However, prior to his retirement, at such time as Employee is eligible for coverage by the health plan of another employer, such health insurance shall be deemed the primary health insurance coverage for Employee and his eligible dependents. Employee shall remain eligible for a Company paid physical at Mayo Clinic, currently scheduled for September 1999.

    I. The Company will pay for financial planning and/or tax advice provided to Employee, up to $10,000 for the 1999 tax year. Employee's predetermined allowance for such advice for the tax year 1998 remains unchanged.

    J. Employee will be eligible for outplacement assistance, at the Company's expense, not to exceed $60,000, by an outplacement agency mutually agreeable upon by Employee and Company.

    K. In further consideration of the foregoing, Employee agrees that, for the respective Restricted Periods (as hereinafter defined), Employee shall not:
         (i) directly or indirectly, accept any employment, consult for or with, or otherwise provide or perform any services of any nature to, for or on behalf of any person, firm, partnership, corporation or other business or entity that manufactures, produces, distributes, sells or markets any of the Products (as herein below defined) in the Geographic Area (as hereinafter defined), including, but not limited to, General Mills, Kraft/Post, Quaker, Nabisco, Pepsi/Frito Lay, Warner-Lambert, M&M/Mars, Pillsbury /Grand Met, Malto Meal, Ralcorp Cereal, and /or any private label cereal company and/or
         (ii) directly or indirectly, permit any business firm which Employee, individually or jointly with others may own, manage, operate, or control, to engage in the manufacture, production, distribution, sale or marketing of any of the Products in the Geographic Area.

         For purposes of this non-compete provision, the term "Products" shall mean ready-to-eat cereal products, toaster pastries, cereal bars, granola bars, frozen waffles, crispy marshmallow squares, bagels, and any other similar grain-based convenience food. For purposes of this non-compete provision, the term "Geographic Area" shall mean any country in the world where the Company (including any subsidiary, division or affiliate thereof) manufactures, produces, distributes, sells or markets any of the Products at any time during the applicable Restricted Period (as defined below). For purposes of this paragraph, the Restricted Period with respect to the Products shall be two (2) years from the date of this Agreement.


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    L.   As a result of this extension of salary and benefits eligibility, the
         Company, its subsidiaries, divisions and affiliates (including the directors, officers and employees of any of them) shall have no further obligations of any kind or nature to Employee, including, without limitation, obligations for any termination, severance or vacation pay, bonus, etc., except as specifically provided herein and except as may be provided under the applicable eligible Company benefit plans in accordance with their terms.

    M. Employee further agrees to and shall return to the Company no later than his last day worked, without limitation, all files, documents, correspondence, memoranda, customer and client lists, prospect lists, subscription lists, contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, employee records, technical processes, designs and design projects, inventions, research project presentations, proposals, quotations, data, notes, records, photographic slides, chromes, photographs, posters, manuals, brochures, internal publications, books, films, drawings, videos, sketches, plans, outlines, computer disks, computer files, work plans, specifications, credit cards, keys (including elevator, pass, building and door keys), identification cards, and any other documents, writings and materials that Employee came to possess or otherwise acquire as a result of and/or in connection with the Company. Should Employee later find any Company property in his possession, Employee agrees to immediately return it.

    N. Employee agrees that he will not divulge any/all proprietary and/or confidential business information, except to the extent required pursuant to a legal subpoena or a legal proceeding.

    O. Employee agrees to conduct himself in a manner that reflects positively on the Company. Similarly, the Company agrees to conduct itself in a manner that reflects positively on Employee. Employee agrees to cooperate truthfully and fully with the Company in connection with any and all existing or future investigations or litigation of any nature brought against it or its affiliates involving events which occurred during his employment with the Company. Employee agrees to notify the Company immediately if subpoenaed or asked to appear as a witness in any matter related to the Company or its affiliates. The Company will reimburse Employee for reasonable out-of-pocket expenses and, if approved in advance, attorneys' fees incurred as a result of such cooperation. Nothing herein shall prevent Employee from communicating with or participating in any government investigation.

    P. Employee has carefully read this Leave of Absence and Severance Agreement and understands its contents. Employee recognizes that he will have no further job responsibilities at Kellogg Company.


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    Q.   Employee has been advised to seek legal counsel to understand its full force and effect. Employee has been given the opportunity to consult with a lawyer.

    R. On behalf of Employee, his relatives, executors and administrators, Employee irrevocably and unconditionally releases, waives and forever discharges the Company, its owners, stockholders, affiliates, subsidiaries, agents, directors, officers, employees, representatives, insurance carriers, attorneys, advisors, and their predecessors, successors, heirs, executors, administrators and assigns (collectively "Releasees") from any and all claims, demands and causes of action he has or may claim to have arising from or relating in any way to his employment, leave of absence, or separation of employment. This includes, but is not limited to, all claims under the Age Discrimination in Employment Act of 1967 (as amended), Title VII of the Civil Rights Act of 1964, as amended, Section 1981 of the Civil Rights Act of 1986, as amended, the Civil Rights Act of 1991, the Elliott-Larsen Civil Rights Act and any other employment discrimination laws, the Family Medical Leave Act of 1993, the Rehabilitation Act of 1993, the Equal Pay Act of 1963, the Uniform Services Employment and Reemployment Rights Act of 1964, ERISA, Americans with Disabilities Act, the Workers Adjustment and Retraining Notification Act (WARN), and any common law or other federal, state or local law or ordinance.

         Employee agrees that this Leave of Absence and Severance Agreement is intended to and shall preclude any claim that his separation was in retaliation for exercising any right to which Employee is entitled under the provisions of an employee benefit plan, or for the purpose of interfering with the attainment of any right to which Employee may become entitled under such a plan or under the Employee Retirement Income Security Act of 1974, as amended, in violation of Section 510 of ERISA, 29 USC Sec. 1140, except as specifically altered and/or modified by the Leave of Absence and Severance Agreement. Nothing in the Agreement shall be construed as barring any other claims under Section 502 ERISA.

         Employee agrees he has not filed any charges, claims, or lawsuits against the Company involving any aspect of his employment that have not been terminated as of the date of this Agreement. If Employee has filed any charges, claims, or lawsuits against the Company, Employee agrees to seek immediate dismissal with prejudice and provide written confirmation immediately (i.e., court order, and/or agency determination) as a condition to receiving any benefits under this Agreement. Employee additionally waives and releases any right he may have to recover in any lawsuit or proceeding brought by him, an administrative agency, or any other person on his behalf or which includes him in any class. If Employee breaches any portion of this Release of Claims, Employee acknowledges that he will be liable for all expenses, including costs and reasonable attorney's fees incurred by any entity released in defending the lawsuit or claim, regardless of the outcome.


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    S.   Employee accepts the terms and conditions of the Agreement knowingly and voluntarily.

    T. Employee agrees and acknowledges that the consideration (severance pay and benefits) described in this Agreement is in full settlement of any and all such aforementioned claims, demands and causes of action he has or may have.

    U. The Company agrees to indemnify, hold and save harmless Employee from and against any and all claims, liens, demands, damages, liability, actions, causes of action, settlement costs, and approved attorney's fees and expenses sustained or asserted against Employee arising out of, resulting from, or attributable to Employee's conduct during his employment with the Company; provided however, that the Company shall not be liable hereunder to indemnify or hold and save harmless Employee against liability for damages arising during the term of his employment involving willful misconduct, theft, malfeasance, unlawful activity, and/or immorality. Nothing in this provision shall waive any eligible coverage provided in surviving provisions of any applicable Directors and Officers Liability insurance policy.

    V. Employee understands and agrees that signing this Leave of Absence and Severance Agreement and accepting the consideration for it shall not be deemed or construed as an admission of liability or responsibility at any time for any purpose. Liability for any and all claims is expressly denied by Kellogg Company.

    W. Employee has disclosed to the Company any information in his possession concerning any conduct involving the Company that Employee has any reason to believe involves any false claims to the United States or is or may be unlawful or violates Company Policy in any respect.

    X. Employee signs this Leave of Absence and Severance Agreement knowingly and voluntarily with full intent to release the Company, its subsidiaries, affiliates, agents, employees, directors, shareholders and any other parties acting on behalf of the Company.

    Y. Employee has had at least twenty-one (21) days to consider this Agreement. Employee is aware that he may sign and return the Agreement before the end of twenty-one (21) days. If Employee does so, Employee agrees that his signature was done knowingly and voluntarily, without any improper inducement by the Company.

    Z. Employee understands that this Leave of Absence and Severance Agreement shall not affect any right to any vested benefits under the terms and provisions of the Company's defined benefit plans in which Employee is eligible and participates, except as specifically altered and/or modified by this Leave of Absence and Severance Agreement.


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    AA.  Employee also understands that the Company is not obligated to offer employment to him now or in the future.

    BB. Employee understands that the Nondisclosure Confidentiality Agreement that he signed shall remain in full force and effect indefinitely.

    CC. Employee understands that if he disavows or revokes this Agreement, or if the Agreement is found to be unenforceable by a court of law in an action initiated by Employee, Employee agrees to immediately pay to Kellogg Company all amounts received, or to authorize the Company to offset this indebtedness from any account he may have.

    DD. Employee agrees that if any provision of this Leave of Absence and Severance Agreement is invalid or unenforceable by a court of law, it will not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect.

    EE. Employee agrees that the construction, interpretation, and performance of this Agreement shall be governed by the laws of Michigan, including conflict of laws. It is agreed that any controversy, claim or dispute between the parties, directly or indirectly, concerning this Agreement or the breach thereof shall only be resolved in the Circuit Court of Calhoun County, or the United States District Court for the Western District of Michigan, whichever court has jurisdiction over the subject matter thereof, and the parties hereby submit to the jurisdiction of said courts.

    FF. For purposes of any construction or interpretation of this Leave of Absence and Severance Agreement, all terms and provisions thereof shall be deemed to have been mutually drafted by both of the parties.

    GG. Employee acknowledges and agrees that this is the entire Leave of Absence and Severance Agreement and the only promises made to him are those contained within this document.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and date first above written in Battle Creek, Michigan.


KELLOGG COMPANY


By: /s/ Arnold G. Langbo                         /s/ Donald W. Thomason
   -------------------------                     -------------------------
Arnold G. Langbo                                 Donald W. Thomason
Chief Executive Officer

March 17, 1999                                   3/24/99
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Date                                             Date

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